FOR IMMEDIATE RELEASE

Prologis Reports Third Quarter 2019 Earnings Results

SAN FRANCISCO (October 15, 2019) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, reported results for the third quarter of 2019.

Net earnings per diluted share was $0.71 for the quarter compared with $0.60 for the third quarter of 2018. Core funds from operations (Core FFO)* per diluted share was $0.97 for the quarter, including $0.18 of net promote income, compared with $0.72 for the same period in 2018, which did not include any promote income.

“Our third-quarter results were excellent—reflecting record rent increases and significant earnings from our Strategic Capital business,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Markets remain healthy, driven by customers who are prioritizing proximity to consumers to offset supply chain costs such as labor and transportation. Additionally, investor interest for our Strategic Capital ventures is exceptional, as evidenced by a record capital raise of more than $1.6 billion for our open-ended vehicles.”

OPERATING PERFORMANCE

Owned & Managed	3Q19	3Q18	Notes
Period End Occupancy	96.5%	97.5%	Prioritizing rent over occupancy
Leases Commenced	38MSF	37MSF

Prologis Share	3Q19	3Q18	Notes
Net Effective Rent Change	37.0%	22.6%	Led by U.S. at 41.7%
Cash Rent Change	21.4%	11.6%	Led by U.S. at 24.9%
Cash Same Store NOI* Change	4.3%	5.9%	Prioritizing rent over occupancy

DEPLOYMENT ACTIVITY

Prologis Share	3Q19
Building Acquisitions	$191M
Weighted avg stabilized cap rate	4.3%
Development Stabilizations	$658M
Estimated weighted avg yield	6.1%
Estimated weighted avg margin	36.8%
Estimated value creation	$242M
Development Starts	$577M
Estimated weighted avg margin	22.0%
Estimated value creation	$127M
% Build-to-suit	63.6%
Total Dispositions and Contributions	$498M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.8%

BALANCE SHEET STRENGTH

During the quarter, Prologis and its co-investment ventures issued $2.8 billion of debt, principally in euros, at a weighted average fixed interest rate of less than 1% and a weighted average term of more than 14 years. The company ended the third quarter with leverage of 18.4 percent on a market capitalization basis, debt-to-adjusted EBITDA* of 3.9x and $4.9 billion of liquidity.

“Our ability to source capital on a global basis, while naturally hedging our assets against foreign currency movements, is of tremendous strategic advantage,” said Thomas S. Olinger, chief financial officer, Prologis. “This quarter’s financing activity lowered our total weighted average interest rate by 10 basis points to 2.4% and lengthened our weighted average maturity by approximately 2 years to 7.7 years.”

GUIDANCE MIDPOINT RAISED AND RANGE NARROWED FOR 20191

2019 GUIDANCE

Earnings (per diluted share)PreviousRevised

Net Earnings	$2.38 to $2.46	$2.65 to $2.69
Core FFO*	$3.26 to $3.30	$3.30 to $3.32

Our guidance reflects the adoption of the new lease accounting standard. For a year-over-year comparison, our 2018 earnings results would have been reduced by approximately $0.04 per share.

OperationsPreviousRevised

Year-end occupancy	96.5% to 97.5%	96.5% to 97.0%
Cash Same Store NOI* Growth - Prologis share	4.5% to 5.0%	4.75% to 5.0%

Capital Deployment – Prologis Share (in millions)PreviousRevised

Development stabilizations	$2,000 to $2,300	$2,200 to $2,400
Development starts	$1,900 to $2,300	$2,200 to $2,500
Building acquisitions	$500 to $700	$700 to $900
Building contributions	$1,200 to $1,500	$1,400 to $1,600
Building and land dispositions	$500 to $800	$600 to $800
Realized development gains	$350 to $450	$400 to $450
Net sources / (uses)	$(400)	$(650)

Strategic Capital (in millions)PreviousRevised

Strategic capital revenue, excl promote revenue	$310 to $320	$315 to $320
Net promote income, incl in Core FFO* range	$105	$118

G&A (in millions)PreviousRevised

General & administrative expenses	$250 to $260	$257 to $262

* This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

1 Guidance for 2019 is not inclusive of the impact of the proposed acquisition of IPT.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2019 relates predominantly to these items. Please refer to our second quarter Supplemental Information, which is available on our Investor Relations website at http://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION

Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions, recent transaction activity and its outlook. Here are the event details:

▪Tuesday, October 15, 2019, at 12 p.m. U.S. Eastern time.

▪Live webcast at http://ir.prologis.com by clicking Events and Presentations.

▪Dial in: +1 (877) 209-4258 (toll-free from the United States and Canada) or +1 (647) 689-5198 (from all other countries) and enter Passcode 8337209.

A telephonic replay will be available October 15-22 at +1 (800) 585-8367 (from the United States and Canada) or +1 (416) 621-4642 (from all other countries) using conference code 8337209. The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section.

ABOUT PROLOGIS

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of September 30, 2019, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 797 million square feet (74 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,100 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co- investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Melissa Sachs, Tel: +1 415 733 9597, msachs@prologis.com, San Francisco